                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          STURM, RUGER & COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                      [STURM, RUGER & COMPANY, INC. LOGO]
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the "Company") will be held at the Lake Sunapee Country Club, 100 Country Club Lane, New London, New Hampshire 03257 on the 12th day of May, 1998 at 10:30 a.m. for the purpose of considering and acting upon the following:

     1. The election of nine (9) Directors to serve for the ensuing year.

     2. The approval of the selection of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.

     3. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only holders of record of Common Stock at the close of business on March 20, 1998 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company's offices located at 411 Sunapee Street, Newport, New Hampshire 03773.

                                          By Order of the Board of Directors

                                                 /s/ LESLIE M. GASPER
                                          --------------------------------------
                                          Leslie M. Gasper
                                          Corporate Secretary

Southport, Connecticut
March 27, 1998

     All Stockholders are cordially invited to attend the meeting. If you do not expect to be present, please date, mark and sign the enclosed form of Proxy and return it to Harris Trust & Savings Bank, P.O. Box A3800, Chicago, Illinois 60690-9608. A postage-paid envelope is enclosed for your convenience.

                                                                  March 27, 1998

STURM, RUGER & COMPANY, INC.
LACEY PLACE, SOUTHPORT, CONNECTICUT 06490
PROXY STATEMENT
1998 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sturm, Ruger & Company, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Meeting") of the Company to be held at 10:30 a.m. on May 12, 1998 at the Lake Sunapee Country Club, 100 Country Club Lane, New London, New Hampshire 03257 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy are first being sent to stockholders on or about March 27, 1998.

     The mailing address of the principal executive office of the Company is Lacey Place, Southport, Connecticut 06490.

     If the enclosed proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by (i) giving written notice to the Company's Secretary at the Company's address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company's Secretary at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy). All expenses in connection with the solicitation of these proxies will be borne by the Company.

     The Annual Report of the Company for the year ended December 31, 1997, including financial statements, is enclosed herewith.

     Only holders of Common Stock of record at the close of business on March 20, 1998 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of voting Common Stock, $1.00 par value, of the Company (the "Common Stock") is entitled to one vote per share. As of March 20, 1998, 26,910,720 shares of Common Stock were issued and outstanding. The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as being present at the Meeting, with the result that abstentions and broker non-votes will have the same effect as votes against the election of directors.

                             ELECTION OF DIRECTORS

     Nine Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and has qualified.

     All of the nominees for Director were elected at the last Annual Meeting, with the exception of Stephen L. Sanetti, who was elected to the Board of Directors effective March 1, 1998 to fill the vacancy created following the voluntary resignation of Gerald W. Bersett from the Board. If no contrary instructions are indicated, proxies will be voted for the election of the nominees for Director. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by management of the Company. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors.

     The following table sets forth certain information concerning each nominee's age, principal occupation, other directorships in publicly-held corporations and the number and percentage of shares of Common Stock of the Company beneficially owned by such nominee as of February 1, 1998.

                                      BUSINESS EXPERIENCE                               SHARES
                                   DURING THE PAST FIVE YEARS      FIRST BECAME      BENEFICIALLY   PERCENT
          NAME            AGE       AND OTHER DIRECTORSHIPS         A DIRECTOR          OWNED       OF CLASS
          ----            ---   --------------------------------  --------------     ------------   --------
William B. Ruger          81    Chairman of the Board, Chief      January, 1949       4,814,896(1)   17.89%
                                Executive Officer and Treasurer.
                                President of the Company from
                                1949-1990.

William B. Ruger, Jr.(2)  58    Vice Chairman and Senior          March, 1970         2,624,000(3)    9.75%
                                Executive Officer. Also
                                President and Chief Operating
                                Officer of the Company as of
                                March 1, 1998. Previously
                                President of the Company from
                                1991 to July 1995.

Stephen L. Sanetti        48    General Counsel of the Company    March, 1998            32,002(4)       *
                                since 1980. Vice President of
                                the Company since 1993. Director
                                of the Product Liability
                                Advisory Council, a non-profit
                                organization.

John M. Kingsley, Jr.     66    Director of the Company. Retired  April, 1972             4,160          *
                                as Executive Vice President of
                                the Company effective December
                                31, 1996.

Townsend Hornor           71    Director of Nickerson Lumber Co.  April, 1972             3,200          *

Stanley B. Terhune        72    Director and Consultant to the    January, 1975           4,800(5)       *
                                Company. Retired as Vice
                                President of the Company
                                effective January 31, 1992.

Richard T. Cunniff        75    President and Director of the     December, 1986         10,500(6)       *
                                Sequoia Fund, an investment
                                company registered under the
                                Investment Company Act of 1940.
                                President and principal of
                                Ruane, Cunniff & Co., Inc., an
                                investment adviser registered
                                under the Investment Advisers
                                Act of 1940.

                                      BUSINESS EXPERIENCE                               SHARES
                                   DURING THE PAST FIVE YEARS      FIRST BECAME      BENEFICIALLY   PERCENT
          NAME            AGE       AND OTHER DIRECTORSHIPS         A DIRECTOR          OWNED       OF CLASS
          ----            ---   --------------------------------  --------------     ------------   --------
Paul X. Kelley            69    Partner, J.F. Lehman & Company    April, 1990             2,000(7)       *
                                (private investments). Vice
                                Chairman, Cassidy & Associates,
                                Inc. (government relations) from
                                1989-1998. Commandant of the
                                Marine Corps and Member of the
                                Joint Chiefs of Staff from
                                1983-1987. Director of
                                AlliedSignal Inc. (aerospace,
                                automotive and engineered
                                materials), GenCorp., Inc.
                                (aerospace, automotive and
                                polymer products), Saul Centers
                                Inc. (real estate investment
                                trust), UST Inc. (tobacco
                                products and wine), and The
                                Wackenhut Corporation (security
                                services).

James E. Service          67    Consultant, PGGR/Russell Inc.     July, 1992                800          *
                                (investment management).
                                Commander, U.S. Naval Air Force,
                                Pacific Fleet, from 1985-1987.
                                Director of Wood River Medical
                                Center, Ketchum, Idaho.

---------------
 * Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1) Includes 542,896 shares of Common Stock as to which Mr. Ruger is entitled to direct the vote pursuant to a voting agreement.

(2) Son of William B. Ruger.

(3) Includes 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such shares.

(4) Includes 2 shares held beneficially by Mr. Sanetti for his minor daughter under the Uniform Gifts to Minors Act.

(5) Mr. Terhune owns 800 of the shares in joint tenancy with his wife. The remaining 4,000 shares are held by Mr. Terhune as trustee of a revocable trust for the benefit of Mr. Terhune and his spouse.

(6) Does not include 10,500 shares of Common Stock owned by Mr. Cunniff's wife as to which Mr. Cunniff disclaims beneficial ownership. The Sequoia Fund, of which Mr. Cunniff is the President, a director and a stockholder, owns 339,200 shares of Common Stock, as to which Mr. Cunniff also disclaims beneficial ownership. Mr. Cunniff is also the President, a director and a principal stockholder of Ruane, Cunniff & Co., Inc., which manages discretionary accounts and which holds 303,567 shares of Common Stock. The firm of Ruane, Cunniff & Co., Inc. is able to direct the sale or disposition of the 303,567 shares; however, 27,300 shares may be voted by Ruane, Cunniff & Co., Inc. and 276,267 shares may be voted only by their beneficial owners. Mr. Cunniff disclaims beneficial ownership of such 303,567 shares.

(7) General Kelley owns 800 of the shares in joint tenancy with his wife.

                  DIRECTOR COMPENSATION AND INFORMATION ABOUT
                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company pays each Director who is not also an officer of the Company $10,000 per year in fees for services as a member of the Board of Directors. Each Director who is also an officer of the Company receives $6,000 per year in fees. Each Director also receives an attendance fee of $500 per meeting and is reimbursed for out-of-pocket expenses related to attendance at meetings. The fees paid to a Director for his services as a member of the Board of Directors do not include any compensation payable to such Director in connection with service by such Director on any of the committees of the Board.

     The Company does not have a nominating committee or a committee performing a similar function. The function of a nominating committee is performed by the entire Board of Directors.

     In 1997, members of the Audit Committee were Townsend Hornor, Richard T. Cunniff and William B. Ruger, Jr. The Audit Committee recommends the engagement of the independent auditors, reviews the arrangement and scope of the audit and considers comments made by the independent auditors. In addition to out-of-pocket expenses related to attendance at meetings, Messrs. Hornor, Cunniff and Ruger each received $1,000 for services rendered on such committee in 1997. The Audit Committee held two meetings during 1997.

     In 1997, the members of the Compensation Committee were William B. Ruger, Richard T. Cunniff and James E. Service. Mr. Ruger is the Chairman of the Board, Chief Executive Officer and Treasurer of the Company. The function of the Compensation Committee is to fix the salaries and bonuses of the executive officers of the Company. Except for out-of-pocket expenses related to attendance at meetings, Messrs. Ruger, Cunniff, and Service did not receive compensation for services rendered on such committee in 1997. The Compensation Committee did not meet during 1997.

     The Board of Directors held four meetings during 1997. All Directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors. All Directors attended all meetings held by all committees of the Board on which each such Director served.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation for calendar years 1997, 1996 and 1995 for the Company's Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer whose salary and bonus exceed $100,000.

                                                                                    LONG-TERM
                                               ANNUAL COMPENSATION                 COMPENSATION
                                      -------------------------------------   ----------------------
                                                             OTHER ANNUAL           RESTRICTED             ALL OTHER
          NAME AND                    SALARY(1)    BONUS    COMPENSATION(2)        STOCK AWARDS         COMPENSATION(3)
     PRINCIPAL POSITION        YEAR      ($)        ($)           ($)                  ($)                    ($)
     ------------------        ----   ---------   -------   ---------------   ----------------------    ---------------
William B. Ruger               1997   $ 332,500   $     0       $     0              $      0              $  4,512
  Chairman of the Board        1996     333,000         0             0                     0                 4,512
  of Directors, Chief          1995     333,000         0             0                     0                 4,512
  Executive Officer,
  Treasurer and Director

William B. Ruger, Jr.          1997   $ 199,000   120,000       $ 3,486              $      0              $ 29,400
  Vice Chairman, Senior        1996     198,000   150,000       $19,985                     0                29,400
  Executive Officer and        1995     198,000   100,000        19,985                     0                29,400
  Director(4)

Gerald W. Bersett              1997   $ 308,000   $80,000       $     0              $124,125(6)           $  9,417(7)
  President, Chief Operating   1996     301,500    80,000             0               137,438(6)            254,371(7)
  Officer and Director(5)      1995     125,000    10,000             0               100,500(6)             15,109(7)

Stephen L. Sanetti             1997   $ 140,000   $80,000       $17,273              $      0              $ 21,348
  Vice President and           1996     140,000    95,000        16,994                     0                21,348
  General Counsel(8)           1995     140,000    66,000        16,994                     0                21,348

Erle G. Blanchard              1997   $ 125,000   $50,000       $15,183              $      0              $ 61,260(10)
  Vice President and           1996     104,167    55,000        12,003                     0                60,912(10)
  Controller(9)                1995      28,500         0             0                     0                     0

---------------
 (1) Includes Directors' Fees.

 (2) The amounts set forth in this column represent "gross-ups" for taxes incurred on benefits received pursuant to the Company's Supplemental Executive Profit Sharing Retirement Plan (the "Supplemental Plan").

 (3) The amounts set forth in this column represent benefits received pursuant to the Company's Salaried Employees' Profit Sharing Plan, Supplemental Plan and taxable premiums paid by the Company for group term life insurance for the named individuals, respectively, as follows: William B. Ruger, 1997 -- $0, $0 and $4,512, 1996 -- $0, $0 and $4,512, 1995 -- $0, $0 and $4,512;
     William B. Ruger, Jr.,1997 -- $24,000, $4,500 and $900, 1996 -- $2,700,
     $25,800 and $900, 1995 -- $2,700, $25,800 and $900; Gerald W. Bersett,
     1997 -- $2,400, $0 and $900, 1996 -- $22,500, $0 and $900, 1995 -- $0, $0
     and $192; Stephen L. Sanetti, 1997 -- $2,400, $18,600 and $348,
     1996 -- $2,700, $18,300 and $348, 1995 -- $2,700, $18,300 and $348; Erle G.
     Blanchard, 1997 -- $2,400, $16,350 and $576, 1996 -- $2,700, $12,925 and
     $432, 1995 -- $0, $0 and $0.

 (4) William B. Ruger, Jr. also assumed the position of President and Chief Operating Officer as of March 1, 1998 following Gerald Bersett's voluntary resignation.

 (5) Gerald W. Bersett voluntarily resigned as President and Director of the Company as of March 1, 1998. He joined the Company as President and Chief Operating Officer on August 1, 1995, and became a Director on October 30, 1996.

 (6) The amounts set forth in this column represent the fair market value as of the date of grant of 6,000 shares of restricted Common Stock granted to Gerald W. Bersett on each of August 23, 1995, August 2, 1996 and August 1, 1997 pursuant to an employment arrangement. As of December 31, 1997, the aggregate fair market value of such shares was $335,250. On August 28, 1997, Mr. Bersett sold 6,000 shares of Common Stock no longer subject to restriction. He sold the remaining 12,000 shares of restricted Common Stock to the Company on February 12, 1998.

 (7) The amounts set forth in this column for Gerald W. Bersett also include imputed interest on three loans ($30,000 in 1995, $54,975 in 1996 and $49,650 in 1997) made to Mr. Bersett by the Company, the taxable value of moving expenses, "gross-ups" for taxes related to moving expenses, and non-taxable moving expenses reimbursed to Mr. Bersett, respectively, as follows: 1997 -- $6,117, $0, $0 and $0, 1996- $3,262,
     $133,686, $85,204 and $8,819, 1995 -- $608, $8,834, $0 and $5,475.

 (8) Stephen L. Sanetti replaced Gerald W. Bersett as a Director on March 1, 1998, following Mr. Bersett's voluntary resignation.

 (9) Erle G. Blanchard left the Company on March 31, 1995 as Vice President and Controller-Newport, and returned as Vice President and Controller on March 1, 1996.

(10) The amounts set forth in this column for Mr. Blanchard include the taxable value of moving expenses, "gross-ups" for taxes related to moving expenses, and non-taxable moving expenses reimbursed to Mr. Blanchard, respectively, as follows: 1997 -- $23,636, $18,298 and $0, 1996 -- $24,640, $20,097 and
     $118, 1995 -- $0, $0, and $0.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     William B. Ruger, the Chairman of the Board, Chief Executive Officer and Treasurer of the Company, has primary responsibility for setting the compensation of executive officers. In making decisions in this regard, Mr. Ruger considers such factors as the individual performance of the officer, the time elapsed since the officer's last increase in compensation and the overall performance of the Company. Despite the success of the Company over the past three years, Mr. Ruger's salary has not been increased during that time period. The Compensation Committee and the Board of Directors as a whole review Mr. Ruger's determinations. Both the Committee and the Board give such determinations great weight in formally setting executive compensation.

     The Compensation Committee has not yet adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Compensation Committee currently does not anticipate that the compensation of any executive officer during 1998 will exceed the limits of deductibility for 1998.

                                          Compensation Committee

                                          William B. Ruger
                                          Richard T. Cunniff
                                          James E. Service

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     William B. Ruger, the Chairman of the Board, Chief Executive Officer and Treasurer of the Company, serves on the Compensation Committee.

                        COMPANY STOCK PRICE PERFORMANCE


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              Sturm, Ruger & Company, Inc., Standard & Poors 500
                       and Value Line Recreation Index
                    (Performance Results Through 12/31/97)


          STURM, RUGER & COMPANY, INC.    STANDARD & POORS 500     RECREATION
          ----------------------------    --------------------     ----------
1992                100                           100                 100
1993                132.76                        110.09              125.66
1994                158.21                        111.85              123.48
1995                159.75                        153.8               150.79
1996                235.37                        189.56              169.05
1997                233.85                        252.82              271.21



Assumes $100 invested at the close of trading 12/92 in Sturm, Ruger & Company, Inc. Common Stock, Standard & Poors 500, and Recreation Index.

*Cumulative total return assumes reinvestment of dividends.

                                                Source:  Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

     The peer group in the above graph is the Value Line Recreation Industry. This peer group replaces the peer group previously used by the Company for purposes of the foregoing comparison (the Value Line Machine Tools Index) due to the elimination of such prior peer group from reporting coverage by Value Line.

                               PENSION PLAN TABLE

              ESTIMATED AMOUNTS OF ANNUAL PENSION PAYABLE FROM THE
                    PENSION PLAN FOR THE PARTICIPANT'S LIFE,
                        COMMENCING DURING 1997 AT AGE 65

                                                           YEARS OF CREDITED SERVICE
        HIGHEST 60-CONSECUTIVE-MONTH                ----------------------------------------
        AVERAGE ANNUALIZED BASE PAY                 15 YEARS    20 YEARS    25 OR MORE YEARS
        ----------------------------                --------    --------    ----------------
          $75,000                                   $12,133     $16,178         $20,222
          100,000                                    17,133      22,845          28,556
          125,000                                    22,133      29,511          36,889
          150,000                                    27,133      36,178          45,222

     All of the Company's salaried employees participate in the Sturm, Ruger & Company, Inc. Salaried Employees' Retirement Income Plan (the "Pension Plan"), which in general provides annual pension benefits at age 65 in an amount equal to: (i) 1 1/3% of the participant's final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant's Social Security covered compensation, multiplied by (ii) the participant's years of credited service up to a maximum of 25 years.

     The pensions listed in the table above are not subject to any offset or deduction for Social Security or any other benefits.

     As of December 31, 1997, William B. Ruger, Jr. had more than 25 years of credited service, Gerald W. Bersett had two years of credited service, and Stephen L. Sanetti and Erle G. Blanchard each had 17 years of credited service. An indication of the average annualized base pay under the Pension Plan for these individuals can be found in the Salary column of the Summary Compensation Table.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE

                    ESTIMATED AMOUNTS OF ANNUAL PLAN BENEFIT
            PAYABLE FROM THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
          FOR THE PARTICIPANT'S LIFE, COMMENCING DURING 1997 AT AGE 65

                                YEARS OF CREDITED SERVICE
AVERAGE ANNUAL         ----------------------------------------
COMPENSATION           15 YEARS    20 YEARS    25 OR MORE YEARS
--------------         --------    --------    ----------------
$125,000               $ 6,955     $ 14,577        $ 22,199
 150,000                10,955       19,910          28,866
 175,000                14,955       25,243          35,532
 200,000                18,955       30,577          42,199
 225,000                24,455       37,910          51,366
 250,000                31,955       47,910          63,866
 300,000                46,955       67,910          88,866
 400,000                76,955      107,910         138,866

     The Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the "SERP") is a nonqualified supplemental retirement plan for certain senior executives of the Company. Three of the executive officers who appear in the Summary Compensation Table, William B. Ruger, Jr., Stephen L. Sanetti and Erle
G. Blanchard participate in the plan. The SERP provides an annual benefit beginning at age 65 in an amount equal to 2% of the participant's average annual compensation for each complete year of service with the Company up to a maximum of 50% of such average compensation. The annual benefit is reduced by the amount the participant is entitled to receive under the Pension Plan, and is further reduced by the amount of Social Security benefit the participant is entitled to receive commencing at age 65. The SERP benefit is payable as an annuity over the life of the participant with 50% to continue for the life of the participant's surviving spouse after the participant's death.

     The average annual compensation shown in the above table includes the participant's base pay, bonuses, and other compensation for the participant's highest consecutive 36 months (or, if the participant's service was less than 36 months, then for the entire period of service) as reported under the Summary Compensation Table, except that benefits received under the Salaried Employees' Profit Sharing Plan and taxable premiums paid by the Company for group term life insurance are excluded from the SERP compensation formula. The annual compensation upon which the SERP benefit is calculated is limited to $400,000. As of December 31, 1997, William B. Ruger, Jr. had more than 25 years of credited service, and Stephen L. Sanetti and Erle G. Blanchard each had 17 years of credited service. The estimated amounts presented above assume that the participant attained age 65 in 1997.

     John M. Kingsley, Jr., a Company Director who retired as Executive Vice President of the Company on December 31, 1996, received $132,816 in benefits from the SERP during 1997.

     The SERP provides that in the event of a change in control of the Company, participants in pay status shall be entitled to receive a lump-sum payment equal to the present value of the participant's benefit. Those not in pay status shall become fully vested and generally, if terminated within three years of a change in control, become entitled to a lump-sum payment. The payment shall be computed based upon the participant's average compensation and years of service with the Company on the date of change in control (provided, however, that in the event of a change in control, the participant's years of service with the Company for purposes of computing the benefit amount shall not be less than ten). A change in control is defined to mean the effective date of one of the following events:
(i) sale or exchange of substantially all of the capital stock of the Company;
(ii) sale of substantially all of the assets of the Company; (iii) sale of substantially all of the capital stock of the Company owned of record and beneficially by William B. Ruger and members of his family; or (iv) the merger or consolidation of the Company with or into one or more other corporations; and, in each of such four cases, the sale of stock or assets is to, or the exchange of stock is with, or the merger or consolidation is with or into one or more persons, firms or corporations, which does not own at least 10% of the capital stock of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of February 1, 1998 the ownership of Common Stock by each person of record or known by the Company to own beneficially more than 5% of such stock:

                    NAME AND ADDRESS
                  OF BENEFICIAL OWNER                     SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
                  -------------------                     -------------------------    ----------------
William B. Ruger                                                4,814,896(1)              17.89%
  P.O. Box 447
  Newport, NH 03773
William B. Ruger, Jr.                                           2,624,000(2)               9.75%
  P.O. Box 293
  Newport, NH 03773

---------------
(1) Includes 542,896 shares of Common Stock as to which Mr. Ruger is entitled to direct the vote pursuant to a voting agreement.

(2) Includes 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of February 1, 1998 as to the number of shares of Common Stock beneficially owned by the Chief Executive Officer of the Company, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer and all Directors and executive officers of the Company as a group. See ELECTION OF DIRECTORS above for such information with respect to each Director of the Company.

               NAME OF BENEFICIAL OWNER*                  SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
               -------------------------                  -------------------------    ----------------
William B. Ruger                                                  4,814,896(1)              17.89%
William B. Ruger, Jr.                                             2,624,000(2)               9.75%
Gerald W. Bersett(3)                                                 12,000(4)                 **
Stephen L. Sanetti(5)                                                32,002(6)                 **
Erle G. Blanchard                                                     5,000(7)                 **
All Directors and executive officers as a group (6
  outside Directors, 3 Directors who are also executive
  officers and 2 other executive officers)                         7,512,958                 27.91%

---------------
* The address of each of the executive officers named in this Security Ownership of Management table is c/o Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.

** Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1) Includes 542,896 shares of Common Stock as to which Mr. Ruger is entitled to direct the vote pursuant to a voting agreement.

(2) Includes 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such shares.

(3) Mr. Bersett voluntarily resigned as President and Chief Operating Officer of the Company effective March 1, 1998.

(4) This amount reflects the sale of 6,000 shares of Common Stock no longer subject to restriction by Mr. Bersett on August 28, 1997. Mr. Bersett sold the remaining 12,000 shares of restricted Common Stock to the Company on February 12, 1998.

(5) Mr. Sanetti replaced Mr. Bersett as a Director of the Company upon Mr. Bersett's voluntary resignation effective March 1, 1998.

(6) Includes 2 shares held beneficially by Mr. Sanetti for his minor daughter under the Uniform Gifts to Minors Act.

(7) Mr. Blanchard owns these shares in joint tenancy with his wife.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company has concluded, based solely on a review of the copies of the
Section 16(a) report forms furnished to the Company, that with respect to the period from January 1, 1997 through December 31, 1997, all such forms were filed in a timely manner by the Company's officers, Directors and greater than ten percent beneficial owners.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of December 31, 1997, Gerald W. Bersett, President, Chief Operating Officer and Director of the Company until March 1, 1998, was indebted to the Company in the amount of $134,625 for loans made to pay income taxes due from Mr. Bersett in connection with the award of shares of restricted Common Stock to Mr. Bersett in 1995, 1996 and 1997 pursuant to an employment arrangement. These loans did not bear interest. These loans were repaid to the Company in full from the proceeds of the sale of all of Mr. Bersett's shares of Common Stock to the Company on February 12, 1998.

     During 1997, the Company paid Newport Mills, of which William B. Ruger, Jr. is the sole proprietor, $33,000 for storage rental. During 1997, the Company also paid Mr. Ruger, Jr. $9,000 for the rental of office space owned by Mr. Ruger, Jr. in Newport, New Hampshire.

     Stanley B. Terhune, a Director and former Vice President of the Company, serves as a consultant to the Company. For his services in this capacity, Mr. Terhune receives $100 per hour and during 1997 received a total of $133,357, including bonuses.

                        APPROVAL OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1967. Management recommends approval of the selection of this firm to act as independent auditors for the 1998 fiscal year. During 1997, Ernst & Young LLP performed various professional services in connection with its audit of the financial statements of the Company, including services relating to filings with the Securities and Exchange Commission, audits of certain employee benefit plan financial statements, attendance at the Audit Committee meetings, and consultation in connection with various business, accounting and tax matters. A representative of Ernst & Young LLP will be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 27, 1998.

                                 OTHER MATTERS

     Management of the Company does not intend to present any business at the Meeting other than as set forth in Items 1 and 2 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

     The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 1997, including the financial statements and financial statement schedules. Such requests should be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ LESLIE M. GASPER
                                          --------------------------------------
                                          Leslie M. Gasper
                                          Corporate Secretary

PROXY                                                                      PROXY

                          STURM, RUGER & COMPANY, INC.
                   LACEY PLACE, SOUTHPORT, CONNECTICUT 06490

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1998

     The undersigned hereby appoints William B. Ruger, William B. Ruger, Jr., and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the "Company"), held of record by the undersigned on March 20, 1998 at the Annual Meeting of Stockholders to be held on May 12, 1998 or any adjournment or postponement thereof.

     The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of all directors and for Proposal 2. Please sign exactly as name appears on other side of this proxy form.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSALS:

1.   ELECTION OF NINE DIRECTORS

       FOR  / /   WITHHOLD  / /   FOR ALL (EXCEPT NOMINEE(S) WRITTEN BELOW) / /

                                  ---------------------------------------------

Nominees: William B. Ruger, William B. Ruger, Jr., Stephen L. Sanetti, Richard
T. Cunniff, Townsend Hornor, Paul X. Kelley, John M. Kingsley, Jr., James E. Service and Stanley B. Terhune.

2. Proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company for the 1998 fiscal year.

       FOR  / /            AGAINST / /             ABSTAIN  / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                 (Continued and to be signed on reverse side.)

                          STURM, RUGER & COMPANY, INC.





                                   Dated:                              , 1998
                                         ------------------------------


                                   Signature(s):
                                                 ------------------------------


                                   --------------------------------------------

                                   When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.